Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlos E. Aldrete and Héctor Treviño Gutiérrez or any one or more of them, his true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead, to sign any or all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2004.

Name	Title

/s/ Carlos Salazar Lomelín Carlos Salazar Lomelín	Chief Executive Officer

/s/ Héctor Treviño Gutiérrez Héctor Treviño Gutiérrez	Chief Financial Officer and Administrative Officer

/s/ Javier Dávila Parás Javier Dávila Parás	Controller

/s/ José Antonio Fernández Carbajal José Antonio Fernández Carbajal	Director

/s/ Alfonso Garza Garza Alfonso Garza Garza	Director

José Luis Cutrale	Director

/s/ Carlos Salazar Lomelín Carlos Salazar Lomelín	Director

Ricardo Guajardo Touché	Director

Alfredo Martínez Urdal	Director

/s/ Federico Reyes Garcia Federico Reyes Garcia	Director

/s/ Eduardo Padilla Silva Eduardo Padilla Silva	Director

/s/ Armando Garza Sada Armando Garza Sada	Director

/s/ Daniel Servitje Montul Daniel Servitje Montul	Director

/s/ Enrique Senior Enrique Senior	Director

/s/ Gary Fayard Gary Fayard	Director

/s/ Steven J. Heyer Steven J. Heyer	Director

/s/ Charles H. McTier Charles H. McTier	Director

/s/ Eva Garza Gonda de Fernández Eva Garza Gonda de Fernández	Director

/s/ Alexis E. Rovzar de la Torre Alexis E. Rovzar de la Torre	Director

/s/ José Manuel Canal Hernando José Manuel Canal Hernando	Director

/s/ Francisco Zambrano Rodríguez Francisco Zambrano Rodríguez	Director